EXHIBIT 10.127            PROMISSORY NOTE


$1,550,000.00                                     Tucson, Arizona

                                                     June 8, 1999


     FOR VALUE RECEIVED, the undersigned NORD COPPER CORPORATION, a Delaware corporation (hereinafter called "Maker"), promises to pay to the order of ARIMETCO, INC. (the "Payee"; Payee and each subsequent transferee and/or owner of this Note, whether taking by endorsement or otherwise, are herein successively called "Holder") at 7739 East Broadway, Suite 352, Tucson, Arizona 85710-3947, or at such other place as Holder may from time to time designate in writing, the principal sum of ONE MILLION FIVE HUNDRED FIFTY THOUSAND AND NO 100/HUNDREDS DOLLARS
($1,550,000.00) plus interest calculated on a daily basis (based on a 365-day year) from the date hereof on the principal balance from time to time outstanding as hereinafter provided, principal, interest and all other sums payable hereunder to be paid in lawful money of the United States of America as follows:

          A. Interest shall accrue at the rate of eight percent (8%) per annum.

          B. All accrued interest shall be due and payable on the first day of every third month commencing
     October 1, 1999.

          C. In addition to accrued interest, repayment of principal shall be due and payable as follows:

               (i)  $500,000.00 shall be due and
                    payable on June 8,  2000.

               (ii) $500,000.00 shall be due and
                    payable on June 8, 2001.

              (iii) $550,000.00 shall be due
                    and payable on June 8, 2002.

          D.   The entire unpaid principal balance, all
     accrued and unpaid interest,   and all other amounts
     payable hereunder shall be due and payable in full on June 8, 2002.

     Subject to a determination by the Bankruptcy Court as to the amount owed to Cochise County, Maker shall pay the amounts set forth in C. above and the quarterly interest payments set forth in B. above directly to the Cochise County, Arizona Treasurer (the "Treasurer") in satisfaction of the tax liens outstanding on the date hereof against the Johnson Camp Property ("Tax Liens") so long as such Tax Liens remain outstanding. Upon payment in full of the Tax Liens and release thereof, Maker shall pay the remainder of the amounts due hereunder to Holder. Payment of amounts represented hereby to the Treasurer in satisfaction of the Tax Liens satisfies all obligations of the Maker to the Holder hereunder. Contemporaneously with any payment to Cochise County, Maker shall provide evidence of such payment to Payee.

Maker agrees to an effective rate of interest that is the rate stated above plus any additional rate of interest resulting from any other charges in the nature of interest paid or to be paid by or on behalf of Maker, or any benefit received or to be received by Holder, in connection with this Note.

     If any payment required under this Note is not paid within fifteen (15) days after the date such payment is due, then, at the option of Holder, Maker shall pay a "late charge" equal to three percent (3%) of the amount of that payment to compensate Holder for administrative expenses and other costs of delinquent payments. This late charge may be assessed without notice, shall be immediately due and payable and shall be in addition to all other rights and remedies available to Holder.

     All payments on this Note shall be applied first to the payment of any costs, fees or other charges incurred in connection with the indebtedness evidenced hereby, next to the payment of accrued interest and then to the reduction of the principal balance.

     This Note is issued pursuant to that Sale and Purchase Agreement (Johnson Camp) dated September 15, 1998, by and between Payee and Summo USA Corporation, as amended by an Amendment of Sale and Purchase Agreement executed January 19, 1999, and amended further by a Second Amendment of Sale and Purchase Agreement executed May 26, 1999 (as amended the "Sale Agreement, which has been assigned by Summo USA Corporation to Maker"), and is secured by, among other things, a Deed of Trust, Assignment of Rents, Security Agreement and Fixture Filing of even date herewith (the "Deed of Trust"), executed by Maker, as trustor, in favor of Payee, as beneficiary, encumbering certain property situate in Cochise County, Arizona as further described therein. The Deed of Trust and all other documents or instruments securing the indebtedness evidenced by this Note or executed or delivered in connection with the indebtedness evidenced by this Note are hereinafter called the "Security Documents."

     Time is of the essence of this Note. At the option of Holder, the entire unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall become immediately due and payable without notice upon the failure to pay any sum due and owing hereunder as provided herein if such failure continues for ten (10) days after written notice thereof to Maker or upon the occurrence of any Event of Default, as defined in the Sale Agreement or any of the Security Documents.

     After maturity, including maturity upon acceleration, the unpaid principal balance, all accrued and unpaid interest and all other amounts payable hereunder shall bear interest at that rate that is five percent (5%) above the rate that would otherwise be payable under the terms hereof. Maker shall pay all reasonable costs and expenses, including reasonable attorneys' fees and court costs, incurred in the collection or enforcement of all or any part of this Note. All such costs and expenses shall be secured by the Deed of Trust and by all other Security Documents. In the event of any court proceedings, court costs and attorneys' fees shall be set by the court and not by jury and shall be included in any judgment obtained by Holder.

     Maker shall have the option to prepay this Note, in full or in part, at any time without penalty. All prepayments shall be applied in the inverse order of maturity or, at the option of Holder, in the regular order of maturity.

     Failure of Holder to exercise any option hereunder shall not constitute a waiver of the right to exercise the same in the event of any subsequent default or in the event of continuance of any existing default after demand for strict performance hereof.

     Maker and all sureties, guarantors and/or endorsers hereof (or of any obligation hereunder) and accommodation parties hereon (severally each hereinafter called a "Surety") each: (a) agree that the liability under this Note of all parties hereto is joint and several; (b) severally waive any homestead or exemption laws and right thereunder affecting the full collection of this Note;
(c) severally waive any and all formalities in connection with this Note to the maximum extent allowed by law, including (but not limited to) demand, diligence, presentment for payment, protest and demand, and notice of extension, dishonor, protest, demand and nonpayment of this Note; and (d) consent that Holder may extend the time of payment or otherwise modify the terms of payment of any part or the whole of the debt evidenced by this Note, at the request of any other person liable hereon, and such consent shall not alter nor diminish the liability of any person hereon.

     In addition, each Surety waives and agrees not to assert:
(a) any right to require Holder to proceed against Maker or any other Surety, to proceed against or exhaust any security for the Note, to pursue any other remedy available to Holder, or to pursue any remedy in any particular order or manner; (b) the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof; (c) the benefits of any legal or equitable doctrine or principle of marshaling; (d) notice of the existence, creation or incurring of new or additional indebtedness of Maker to Holder; (e) the benefits of any statutory provision limiting the liability of a surety, including without limitation the provisions of Sections 12-1641, et seq., of the Arizona Revised Statutes; (f) any defense arising by reason of any disability or other defense of Maker or by reason of the cessation from any cause whatsoever (other than payment in full) of the liability of Maker for payment of the Note; and (g) the benefits of any statutory provision limiting the right of Holder to recover a deficiency judgment, or to otherwise proceed against any person or entity obligated for payment of the Note, after any foreclosure or trustee's sale of any security for the Note, including without limitation the benefits, if any, to a Surety of Arizona Revised Statutes Section 33-814. Until payment in full of the Note, no Surety shall have any right of subrogation and each hereby waives any right to enforce any remedy which Holder now has, or may hereafter have, against Maker or any other Surety, and waives any benefit of, and any right to participate in, any security now or hereafter held by Holder.

     Maker agrees that to the extent Maker or any Surety makes any payment to Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (any such payment is hereinafter referred to as a "Preferential Payment"), then the indebtedness of Maker under this Note shall continue or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by Holder, the indebtedness evidenced by this Note or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.

     Without limiting the right of Holder to bring any action or proceeding against Maker or any Surety or against any property of Maker or any Surety (an "Action") arising out of or relating to this Note or any indebtedness evidenced hereby in the courts of other jurisdictions, Maker and each Surety hereby irrevocably submit to the jurisdiction, process and venue of any Arizona State or Federal court sitting in Tucson, Arizona, and hereby irrevocably agree that any Action may be heard and determined in such Arizona State court or in such Federal court. Maker and all Sureties each hereby irrevocably waives, to the fullest extent it may effectively do so, the defenses of lack of jurisdiction over any person, inconvenient forum or improper venue, to the maintenance of any Action in any jurisdiction.

     This Note shall be binding upon Maker and its successors and assigns and shall inure to the benefit of Payee, and any subsequent holders of this Note, and their successors and assigns.

     All notices required or permitted in connection with this Note shall be given at the place and in the manner provided in the Deed of Trust for the giving of notices.

     This Note shall be governed by and construed according to the laws of the State of Arizona.

     IN WITNESS WHEREOF, these presents are executed as of the date first written above.


                              NORD COPPER CORPORATION, a Delaware
                              corporation


                                   By   /s/ Ray W. Jenner

                                   Its   VP-Finance
                                                       MAKER